Exhibit 5.1

ATTORNEYS AT LAW 100 North Tampa Street, Suite 2700 Tampa, FL 33602-5810 P.O. Box 3391 Tampa, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX foley.com
March 25, 2011	CLIENT/MATTER NUMBER
097557-0104

Biovest International, Inc.

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of Biovest International, Inc. (the “Company”), under the Securities Act of 1933, as amended, for the registration of an aggregate of 36,562,486 shares (the “Shares”) of common stock, par value $0.01, issuable pursuant to the Company’s 2000 Stock Option Plan (the “2000 Plan”), Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”), and 2010 Equity Incentive Plan (the “2010 Plan”, and with the 2000 Plan and the 2006 Plan, the “Plans”).

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the applicable provisions of Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and upon the issuance of the Shares as provided in the Plans, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ FOLEY & LARDNER LLP